UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 16, 2009

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Effective November 16, 2009, the Board of Directors (the “Board”) of Jamba, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, adopted a form of Restricted Stock Unit Award Agreement under the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”) and awarded 78,000 restricted stock units (“RSUs”) to certain employees of the Company, including the Company’s named executive officers. The RSUs will entitle the recipient to one share of the Company’s common stock for each RSU when the applicable vesting period for that RSU is met. These employees were also granted 170,000 stock options under the Plan as noted below pursuant to the form of agreement previously filed by the Company.

The named executive officers receiving the RSUs and stock options and the number of RSUs and stock options received by such named executive officer are as follows:

Named Executive Officer	Number of RSUs Awarded	Number of Options Awarded
Steve Adkins, Senior Vice President Store Operations	9,000	20,000
Thibault De Chatellus, Senior Vice President Global Franchising and Development	15,000	30,000
Michael Fox, Senior Vice President and General Counsel	9,000	20,000
Karen Luey, Senior Vice President and Chief Financial Officer	15,000	40,000
Greg Schwartz, Senior Vice President, Supply Chain and Operations Services	15,000	30,000
Susan Shields, Senior Vice President and Chief Marketing Officer	15,000	30,000

Pursuant to the terms of each RSU agreement, the RSUs are scheduled to vest annually and ratably in three equal installments on each of November 16, 2010, November 16, 2011 and November 16, 2012, such that the RSUs will be fully vested in three years.

If a recipient’s employment with the Company terminates for any reason, then the RSUs that remain unvested as of the date of the termination of the recipient’s employment will be forfeited immediately without compensation. Pursuant to the terms of the Plan, if the Company undergoes a “Corporate Transaction” (as defined in the Plan), the Plan administrator may, under certain circumstances, waive any or all Company vesting, repurchase and/or forfeiture rights with respect to RSUs that are not then vested.

The RSUs will be settled solely by the delivery of shares of the Company’s common stock, equal to the number of RSUs in which the recipient vests, to a brokerage account to be established for each recipient. The Company may direct the broker to sell a sufficient number of shares from the recipient’s brokerage account and deliver the proceeds to the Company so as to provide a sufficient amount of cash to satisfy the recipient’s required payroll and income tax withholding obligations.

Until vested, the RSUs may not be transferred, and the shares of common stock received upon vesting shall be subject to the Company’s insider trading policy. In addition, recipients shall have no rights as stockholders, including the right to receive any dividends or other distributions on shares of Company common stock, until the RSUs have vested and shares of Company common stock have been issued.

The RSUs shall terminate on the earlier of the date that the recipient’s employment with the Company terminates for any reason, and the date on which the last tranche of the units vest and shares of common stock are delivered to the recipient.

The description of the RSUs set forth herein is qualified in its entirety by reference to the complete terms and conditions of the Form of Restricted Stock Unit Award filed as Exhibit 10.1 to this Form 8-K and the Plan, filed as Exhibit 10.18 to the Company’s annual report on Form 10-K for the fiscal year ended January 9, 2007, and incorporated by reference into Item 5.02(e) of this Form 8-K. The Form of Notice of Grant of Restricted Stock Units is attached hereto as Exhibit 10.2 and incorporated by reference herein. The terms of the options are as previously disclosed and are subject to a three-year vesting period.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award under the Jamba, Inc. 2006 Employee, Director and Consultant Stock Plan.

10.2	Form of Notice of Grant of Restricted Stock Units under the Jamba, Inc. 2006 Employee, Director and Consultant Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: November 18, 2009	By:	/s/ KAREN L. LUEY
	Name:	Karen L. Luey
	Title:	Senior Vice President, Chief Financial Officer